Exhibit 23.1

Plante & Moran, PLLC 27400 Northwestern Highway P.O. Box 307 Southfield, MI 48037-0307 Tel: 248.352.2500 Fax: 248.352.0018 plantemoran.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our reports dated June 21. 2005 and June 23, 2006 on the financial statements of Pullman Industries, Inc., Subsidiaries and Affiliated Entity for the years ended December 31, 2004 and December 31, 2005, in the Amended Current Report on Form 8-K/A (Amendment No. 2) of Noble International, LTD. (Commission File No. 001 - 13581) dated July 6, 2007, related to its acquisition of Pullman Industries, Inc. and Subsidiaries.

Southfield, Michigan

July 6, 2007